Exhibit 5.1

August 31, 2015

LifePoint Health, Inc.

330 Seven Springs Way

Brentwood, Tennessee 37027

Re: Registration Statement on Form S-3 (No. 333-202368)

Ladies and Gentlemen:

We have acted as counsel to Lifepoint Health, Inc., a Delaware corporation (the “Company”), in connection with the registration of 290,514 shares of the Company’s common stock (the “Shares”) underlying a warrant (the “Warrant”) currently held by 1889—CHS Foundation, Inc. (the “Selling Stockholder”).  The Shares will be offered and sold pursuant to a prospectus supplement dated August 31, 2015 and an accompanying base prospectus dated February 27, 2015 (collectively, the “Prospectus Supplement”) that form a part of the Company’s effective registration statement on Form S-3 (No. 333-202368) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on February 27, 2015.

For purposes of this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Registration Statement and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Prospectus Supplement; (iii) the Certificate of Incorporation of the Company, as amended and currently in effect; (iv) the By-Laws of the Company, as amended and currently in effect; (v) the resolutions adopted by the Board of Directors of the Company relating to the registration of the Shares; (vi) the Warrant held by the Selling Stockholder; and (vii) such certificates of public officials and certificates of officers of the Company, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records, agreements and instruments of the Company, and such other documents, records, agreements and instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, or as retrieved from the Commission’s EDGAR database, and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Selling Stockholder and others.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares, when issued and delivered upon exercise of the Warrant in accordance with its terms, and upon payment of the exercise price as provided therein, will be validly issued, fully paid and non-assessable.

We are members of the bar of the State of New York. We do not express or purport to express any opinions with respect to laws other than the State of New York and the Delaware General Corporation Law.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement and the Prospectus Supplement, and to the reference to our firm appearing under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ WHITE & CASE LLP